SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           SOUTHERN ENERGY HOMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total fee paid:

                  --------------------------------------------------------------

[ ]  Fee paid previously with preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Date Filed:

                  --------------------------------------------------------------





                           SOUTHERN ENERGY HOMES, INC.

                  Notice of 1997 Annual Meeting of Stockholders

                                  June 4, 1997


To the Stockholders:

         The 1997 Annual Meeting of the Stockholders of SOUTHERN ENERGY HOMES, INC. will be held on Wednesday, June 4, 1997, at 10:00 A.M. at The Harbert Center, Room C, 2019 4th Avenue North, Birmingham, Alabama, for the following purposes:

         1. To elect a Board of six Directors, to serve until the next annual meeting of stockholders and until their successors shall be elected and qualify, as more fully described in the accompanying Proxy Statement.

         2. To consider and act upon a proposal to amend the Company's 1993 Stock Option Plan to (i) increase from 407,814 to 907,814 the number of shares of Common Stock reserved for issuance thereunder and (ii) conform the Plan to the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares from 21,000,000 to 41,000,000 shares.


         4. To consider and act upon any other business which may properly come before the meeting.

         The Board of Directors has fixed the close of business on May 1, 1997, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                               By order of the Board of Directors



                               Keith W. Brown
                               Secretary

Addison, Alabama
May 12, 1997







                           SOUTHERN ENERGY HOMES, INC.
                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southern Energy Homes, Inc. ( the "Corporation") for use at the 1997 Annual Meeting of Stockholders to be held on Wednesday, June 4, 1997, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is May 12, 1997.

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised.

         The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. The proposal to amend the Corporation's 1993 Stock Option Plan will be decided by majority vote of the Common Stock entitled to vote at the meeting. The proposal to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares will be decided by majority vote of the outstanding Common Stock. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. Abstentions and "non-votes" will have no effect on the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

         The Corporation's principal executive offices are located at Highway 41 North, Addison, Alabama 35540 and its telephone number is (205) 747-8589.


                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on April 25, 1997 are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 15,439,301 shares of Common Stock, par value $.0001 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.


                                       1





                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     Six Directors of the Corporation are to be elected to hold office until the next annual  meeting and until their  successors  shall be duly  elected and qualified. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the six nominees named below. If any of such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. No nominee is related to any other nominee or to any executive officer of the Corporation or its subsidiaries, except for Wendell L. Batchelor, who is the uncle of Keith O. Holdbrooks, Executive Vice President and Chief Operating Officer.




                                       Year First
                                       Elected a   Position With the Corporation or Principal
Name of Nominee                 Age    Director    Occupation During the Past Five Years
---------------                 ---    --------    -------------------------------------
Wendell L. Batchelor            54     1982        Chairman  of the  Corporation's  Board  since  1996.  Since  1982,
                                                   President,   Chief  Executive   Officer  and  a  Director  of  the
                                                   Corporation.

Johnny R. Long                  50     1982        Since 1982, Vice President of the Corporation and a Director.

Keith W. Brown                  41     1989        Chief Financial Officer of the Corporation  since 1982;  Treasurer since  January  1993;  Secretary  from  1982  to  January 1993 and from  September  1993  to  present;  and  a  Director since  1989.

Jonathan O. Lee                 46     1989        Chairman  of the  Corporation's  Board of  Directors  from 1989 to
                                                   1996.  President of a private equity  investment firm, Lee Capital
                                                   Holdings,  since its formation in 1980 (Now Lee Capital  Holdings,
                                                   LLC).  Chairman of the Board of Directors of Globe  Metallurgical,
                                                   Inc.,  HSC  Hospitality,  Inc.,  and C Systems,  LLC.  Director of
                                                   First Security  Services  Corporation,  PAR  Associates,  Inc. and
                                                   Hyde Athletic Industries, Inc.

Joseph J. Incandela             50     1993        Since  June  1991,  a  Managing  Director  of the  Thomas  H.  Lee
                                                   Company,   a  firm  engaged  in  investment   activities,   and  a
                                                   consultant  to the  Thomas H. Lee  Company  since  November  1989.
                                                   Chairman  of  Amerace  Corporation  from  1986 to 1989  and  Chief
                                                   Executive  Officer of  Conductron  Corporation  from 1983 to 1986.
                                                   Director  of  Equicredit  Corporation,  Morgan  Grenfell  SmallCap
                                                   Mutual Fund and Chicago Stock Tab Corporation.

Paul J. Evanson                 55     1993        President  of  Florida  Power and Light Co.  (FPL)  since  January
                                                   1995.  From 1992 through  January 1995,  Senior Vice  President of
                                                   Finance  and Chief  Financial  Officer of Florida  Power and Light
                                                   Company  and Vice  President  and Chief  Financial  Officer of FPL
                                                   Group,  Inc.  From 1988 to 1992,  President  and  Chief  Operating
                                                   Officer  of  Lynch   Corporation,   a  diversified   company  with
                                                   interests    in     telecommunications,     transportation     and
                                                   manufacturing.  From 1986 to 1988,  Executive  Vice  President  of
                                                   Moore McCormack Resources,  Inc. Director of Lynch Corporation and
                                                   Florida Power and Light Company, and FPL Group, Inc.







                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During fiscal 1996, there were four meetings of the Board of Directors of the Corporation. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of


                                       2






Directors and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee.

         The Corporation pays Jonathan O. Lee, Joseph J. Incandela and Paul J. Evanson $12,000 per annum, in quarterly installments, for their attendance at and participation in meetings of the Board of Directors and its Committees. The Corporation currently has no arrangement for the compensation of any of its other Directors for their services on the Corporation's Board of Directors or participation in Committees of the Board of Directors. The Corporation does, however, reimburse all Directors for any expenses which they may incur in attending meetings of the Board of Directors or its Committees. From 1989 to 1996, the Corporation had a Management Agreement pursuant to which Lee Capital Holdings received $150,000 per year for management and other consulting services, plus reimbursement for certain expenses. Jonathan O. Lee, a nominee for Director, was Chairman of the Corporation's Board of Directors and is the President of Lee Capital Holdings, LLC.

         The Board of Directors has a Compensation Committee whose members are Jonathan O. Lee, Joseph J. Incandela and Paul J. Evanson. The Compensation Committee recommends to the Board of Directors compensation for the Corporation's key employees. The Compensation Committee met once in 1996.

         The Board of Directors has a Stock Option Committee, whose members are Jonathan O. Lee and Paul J. Evanson, which administers the 1993 Stock Option Plan. The Stock Option Committee met once during 1996.

         The Corporation  also has an Audit Committee whose members are Jonathan
O. Lee, Joseph J. Incandela and Paul J. Evanson. The Audit Committee reviews with the Corporation's independent accountants the scope of the audit for the year, the results of the audit when completed and the independent accountants' fee for services performed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with the independent accountants the Corporation's internal accounting controls and financial management practices. During fiscal 1996, there was one meeting of the Audit Committee.


                                       3








         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 25, 1997 certain information with respect to beneficial ownership of the Corporation's Common Stock by: (i) each person known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock; (ii) each of the Corporation's directors, (iii) each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named individual. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

                                    Amount and
                                    Nature of
 Name of                            Beneficial                 Percent of
 Beneficial Owner                   Ownership (2)              Class
 ----------------                   -------------              ----------

 Lee Capital Holdings, LLC
     Jonathan O. Lee (1)                347,634                     2.3%
     One International Place
     Suite 3040
     Boston, MA  02110

 Wendell L. Batchelor                   843,932                     5.5

 Johnny R. Long                         780,003                     5.0

 Keith W. Brown                         144,416                      *

 Keith O. Holdbrooks                     45,750                      *

 Paul J. Evanson                         12,750                      *

 Joseph J. Incandela                      7,500                      *


 All executive officers and
 directors as a group
    (6 persons)                       2,066,107                   13.3


--------------------------
*  Less than one percent

(1) All of such shares are owned by Lee Capital Holdings, LLC, a Limited Liability Company of which Mr. Lee is the Managing Member. Mr. Lee has sole voting and investment power with respect to such shares. Lee Capital Holdings has pledged 340,967 of its shares of Common Stock to Fleet National Bank.

(2) Includes currently exercisable options to purchase 28,765, 18,750, 28,764, 41,250, 7,500 and 7,500 shares of common stock held by Messrs. Batchelor, Long, Brown, Holdbrooks, Evanson, and Incandela, respectively.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Corporation's Compensation Committee currently consists of Messrs. Lee, Incandela and Evanson. None of the members of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. Mr. Lee was formerly Chairman of the Board of Directors of the Company.


                                       4




                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended January 3, 1997.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

                                                                      Other          Long-Term       All Other
Name and                       Year         Salary        Bonus       Annual         Compensation    Compensation(4)
--------                       ----         ------        -----       ------         ------------    ---------------
Principal Position             Ended        ($)           ($)         Compensation   Awards          ($)
------------------             -----        ---           ---         ------------   -------         ---
                                                                                     Securities
                                                                                     underlying
                                                                                     options (#)(3)
                                                                                     --------------

Wendell L. Batchelor           01/03/97       300,769(1)   556,331            (2)        20,029            2,277
Chairman, President & CEO      12/29/95       120,000      364,506            (2)        18,750              -0-
                               12/30/94       120,000      272,638                         None            1,114

Johnny R. Long                 01/03/97        77,404      486,789            (2)          None              956
Executive                      12/29/95        75,000      319,021            (2)        18,750              -0-
Vice President                 12/30/94        75,000      241,183                         None            1,801
                                                                              (2)

Keith W. Brown                 01/03/97       109,904(1)   486,789            (2)        20,028              494
Executive Vice-President,      12/29/95        75,000      319,021            (2)        18,750              -0-
Chief Financial                12/30/94        75,000      241,183            (2)          None            1,770
Officer, Treasurer
and Secretary

Keith O. Holdbrooks            01/03/97      75,962(1)     458,516            (2)         7,500              279
Executive Vice-President,      12/29/95      40,769        193,202            (2)          None              -0-
and Chief Operating            12/30/94      40,000        194,359            (2)        18,750            1,114
Officer

---------------
(1) Effective June 14, 1996, Mr. Batchelor's base salary was increased from $10,000 to $36,667 per month, and Mr. Brown's base salary was increased from $6,250 to $11,250 per month. Effective October 1, 1996, Mr. Holdbrooks' base salary was increased from $4,167 to $12,500.

(2) The aggregate amount of perquisites and other personal benefits, securities or property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(3) Options granted to executive officers during the periods were granted pursuant to the Corporation's 1993 Stock Option Plan, and have been adjusted for subsequent stock splits through January 3, 1997.

(4) Includes the following for 1996: (i) matching contributions made by the Corporation to its 401(k) plan during 1996 on behalf of each executive officer are as follows: Messrs. Batchelor, Brown, Long and Holdbrooks, in the amount of $285, $279, $291, and $279, respectively; (ii) $1,992, $677, and $203, which represents the portion of the premium payment that is attributable to term insurance coverage for Messrs. Batchelor, Brown, and Long, respectively, as determined by tables supplied by the Internal Revenue Service.

Stock Option Plans

         The following tables set forth certain information with respect to the stock options granted to the named executive officers during the fiscal year ended January 3, 1997 and the

                                        5





aggregate number and value of options exercisable and unexercisable held by the named executive officers at the end of such fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                           Individual Grants
                         -------------------------------------------------------
                                                                                                      Potential
                                                                                                  Realizable Value
                          Number of                                                                  at Assumed
                         Securities     % of Total                                                 Annual Rates of
                         Underlying      Options                                                     Stock Price
                           Options      Granted to                                  0% ($)        Appreciation For
                           Granted     Employees in     Exercise    Expiration     Value at        Option Term (2)
                                                         Price
Name                         (#)       Fiscal Year      $/Share        Date      Grant Date(2)   5% ($)      10%($)
----                         ---       -----------      -------        ----      ------------    ------      ------

Wendell L. Batchelor      20,029(1)        21%            6.93        3/20/06       $45,215     $161,033    338,490

Johnny R. Long             None(1)          0%             --           --            --           --

Keith W. Brown            20,028(1)        21%            6.93        3/20/06       45,213       161,025    338,473

Keith O. Holdbrooks        7,500(1)         8%            6.93        3/20/06       16,931       60,300     126,750



(1) Options are exercisable at the rate of fifty percent (50%) per year over a two-year period commencing one year from the date of grant.

(2) The 0%, 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.



               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                     Number of Securities       Value of Unexercised
                                            Shares       Value      Underlying Unexercised    In-the-Money Options at
                                         Acquired on    Realized    Options at 1/31/97(#)          1/31/97($)(2)
Name                                     Exercise (#)    ($)(1)    Exercisable/Unexercisable  Exercisable/Unexercisable
----                                     ------------    ------    -------------------------  -------------------------

Wendell L. Batchelor                         -0-          -0-            28,765/10,015             132,736/44,517

Johnny R. Long                               -0-          -0-             18,750/-0-                 83,344/-0-

Keith W. Brown                               -0-          -0-            28,764/10,016             127,856/44,521

Keith O. Holdbrooks                          -0-          -0-            41,250/3,750              183,356/16,669



(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.


                                       6




(2) Based on the closing price of the Company's Common Stock on January 3, 1997 on the Nasdaq National Market of $11.38 minus the respective option exercise prices.



EMPLOYMENT AGREEMENTS

         The Corporation has entered into employment agreements, dated as of June 8, 1989 and amended as of July 1, 1993 and June 14, 1996, with each of Wendell L. Batchelor and Keith W. Brown. The Corporation also entered into an employment agreement dated as of July 1, 1993 with Johnny R. Long. Mr. Batchelor's agreement provides that he shall serve as President and Chief Executive Officer of the Corporation at a base salary of $36,667 per month. In addition to his base salary, Mr. Batchelor is entitled to receive monthly incentive bonus compensation in an amount equal to 2% of the Corporation's monthly net operating income before interest expenses, taxes and amortization for organizational expenses, goodwill and covenants not to compete, and without reduction for any management fees payable to Lee Capital Holdings ("Net Income"). Such bonus was approximately $556,331 for the year ended January 3, 1997.

         Mr. Long's agreement provides that he shall serve as Vice President in charge of purchasing of the Corporation at a base salary of $6,250 per month. In addition to his base salary, Mr. Long is entitled to receive monthly incentive bonus compensation in an amount equal to 1.75% of the Corporation's monthly Net Income. Such bonus was approximately $486,789 for the year ended January 3, 1997.

         Mr. Brown's agreement provides that he shall serve as Chief Financial Officer and Controller of the Corporation at a base salary of $11,250 per month. In addition to his base salary, Mr. Brown is entitled to receive monthly bonus compensation payable in an amount equal to 1.75% of the Corporation's monthly Net Income. Such bonus was approximately $486,789 for the year ended January 3, 1997.

         Each of the employment agreements automatically renews for successive one-year periods unless sooner terminated by the specified executive or the Corporation by notice not less than 90 days prior to the date of renewal or by the Corporation immediately for "cause" or for other than "cause" upon 30 days' prior notice. Each of the employment agreements provides for the payment of severance of up to six months' base salary payable in six equal monthly installments in the event the executive is terminated by the Corporation.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Since the Corporation became a public company on March 12, 1993, its executive compensation program has been administered by the Compensation
Committee of the Board of Directors (the "Committee"). No officers of the Corporation are members of the Committee.

         Since the Corporation's Executive Officers are compensated pursuant to employment contracts originally entered into in June 1989, the Committee's deliberations involve a determination as to whether the contracts should be amended to change the compensation or other terms thereof, and whether to permit the contracts to automatically renew for successive one year periods.

         The compensation paid to executive officers pursuant to the employment contracts consists of a combination of base salaries and monthly bonuses. The bonus compensation payable under the contracts is tied to the Corporation's "net income" as defined under the contracts and accordingly is intended to reward the executive officers for improvements in the Corporation's financial results. A significant

                                       7




component  of  the  executive  officers'   compensation  is  the  bonuses,   and
accordingly their compensation is in large measure directly related to the financial performance of the Corporation as measured by its net income, as so defined. See "Executive Compensation - Employment Agreements."

         In its deliberations with respect to the review of the employment contracts, the Committee considered the past performance of the officers, their level of responsibilities, and the Committee's view of the level of compensation necessary to attract and retain talented individuals in the competitive environment in which the Corporation operates. The Committee assigned no particular weight to any one factor, and viewed the deliberations as an exercise of subjective judgment on the part of the Committee. The Committee decided to increase the base salary of Messrs. Batchelor and Brown in order to provide each of them a minimum level of income, appropriate for their respective positions and comparable to others within their industry peer group.

         The executive officers of the Corporation are eligible to receive options under the Corporation's 1993 Stock Option Plan. For the fiscal year ended January 3, 1997, options to purchase 47,558 shares were issued to executive officers of the Corporation.

COMPENSATION OF WENDELL BATCHELOR, CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

         The Committee established the compensation of Wendell L. Batchelor, President and Chief Executive Officer of the Corporation for the fiscal year ended January 3, 1997, using the same criteria that were used to determine the compensation of other executive officers, as described above. Mr. Batchelor received a salary of $300,769 and a bonus of $556,331 (2% of Net Income) for the fiscal year ended January 3, 1997, in accordance with his employment agreement. As explained above, the Committee decided to increase the base salary of Mr. Batchelor in order to provide him a minimum level of income, appropriate for his position and comparable to others within their industry peer group. This bonus was intended to reward Mr. Batchelor for his role in the achievement of improved financial performance by the Corporation. The Corporation's net income for the year ended January 3, 1997 increased 35.6% over net income for the year ended December 29, 1995.

         The foregoing report has been approved by all members of the Committee.

                                                 COMPENSATION COMMITTEE

                                                 Jonathan O. Lee

                                                 Joseph J. Incandela

                                                 Paul J. Evanson



                          COMPARATIVE PERFORMANCE GRAPH

         The following performance graph and table compare the cumulative total return to shareholders on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and a peer group (the "Peer Group") of companies selected by the Corporation whose primary business is manufactured housing. The Peer Group consists of the following companies: Cavalier Homes, Inc., Cavco Industries, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Kit Manufacturing, Liberty Homes - Class A, Nobility Homes, Inc., Oakwood Homes Corporation, Schult Homes Corp. and Skyline Corporation. It should be noted that the companies in the Peer Group are not perfectly comparable to the Corporation. Certain of the companies are either much larger or much smaller than the Corporation; some are involved in the

                                       8




production of manufactured housing and recreational vehicles; and some are vertically integrated to a much greater extent than the Corporation and engage, for instance, in retail sales and local development activities.

         The graph and the table assume $100.00 was invested on March 12, 1993 in each of the Corporation's Common Stock, the S&P 500 Index and in the Peer Group and also assumes reinvestment of dividends. The 1996 cumulative returns were as follows: Southern Energy Homes, Inc., $165.86; S&P 500 Index, $182.68 and Peer Group, $161.79.







                            [PERFORMANCE GRAPH HERE]









                        COMPARISON OF CUMULATIVE RETURNS


                                                                       Measurement Period

                                      Base Period          December        December        December      January 3,
Company Name/Index                    12 March 93            1993            1994            1995           1997

Southern Energy Homes, Inc.               100               145.19           85.57          168.27          165.86
S&P 500 Index                             100               106.58          107.99          148.57          182.68
Peer Group                                100               113.99           99.96          158.29          161.79

                                       9




                                 PROPOSAL NO. 2
                         PROPOSAL TO AMEND THE COMPANY'S
                             1993 STOCK OPTION PLAN

         The purpose of the 1993 Stock Option Plan (the "1993 Plan") is to encourage ownership of the stock of the Company by employees and advisors of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentives for option holders to promote the success of the Company's business. The Board of Directors has approved amendments of the 1993 Plan as follows: (i) subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder from 407,814 to 907,814 shares, and (ii) to conform the 1993 Plan to amendments made to Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended.

         The 1993 Plan, as amended, would be administered by a committee (the "Committee") consisting (1) solely of two or more "non-employee" directors, as defined from time to time in Rule 16b-3, or (2) the Board of Directors of the Company. Generally, a "non-employee" director under Rule 16b-3 means a director who is not an employee of the issuer and who does not receive compensation from the issuer, except as a director. This amendment to the 1993 Plan is being made to conform the 1993 Plan to changes made to Rule 16b-3. The 1993 Plan is currently administered exclusively by a committee consisting of two or more members of the Board of Directors, each of whom is required to be a "disinterested person" as that phrase was defined under Rule 16b-3. Generally, a "disinterested person" under Rule 16b-3 was defined as a director who did not receive a discretionary grant or award of the issuer's equity securities under a plan of the issuer during the one year prior to service as an administrator or while serving in that capacity. Subject to the terms of the 1993 Plan, the Committee determines the persons to whom options are granted, the number of shares covered by the option, the term of any option, and the time during which any option is exercisable. The options granted under the 1993 Plan generally vest over a period of two years.

         Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are officers and key employees of the Company or of any subsidiary. Nonqualified stock options may be granted to persons who are officers, key employees and advisors of the Company or of any of its subsidiaries. Under the current terms of the 1993 Plan, members of the Board of Directors who are members of the Committee are not eligible to participate in the 1993 Plan.

         There are approximately 40 persons who the Company would consider to be officers, key employees and advisors of the Company and therefore eligible to participate in the 1993 Plan.

         Options under the 1993 Plan may not be granted after January 13, 2003. No option under the 1993 Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Company's Common Stock).


                                       10




         No incentive stock option granted pursuant to the 1993 Plan may be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of death or permanent and total disability of the option holder, the option may be exercised for a period of up to one year after the date of such death or permanent and total disability.

         Nonqualified stock options may be granted at an exercise price greater or lower than the fair market value of the Common Stock on the date of grant in the discretion of the Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant.

         In order to assist an option holder in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 1993 Plan, the Committee may authorize payment in cash, by delivery of shares of Common Stock having a fair market value equal to the purchase price of the shares, or any combination of cash and stock.

         Currently, a total of 407,814 shares of Common Stock are reserved for issuance under the 1993 Plan, subject to adjustment for recapitalization, reclassification, stock split, stock combination, stock dividend, or certain other corporate reorganizations. No further shares are available for issuance under the 1993 Plan, as options to purchase all 407,814 shares reserved for issuance thereunder have been granted. Accordingly, the Board of Directors has approved an amendment to the 1993 Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance thereunder from 407,814 shares to 907,814 shares. Shares issued under the 1993 Plan may include either authorized but unissued shares of Common Stock or treasury shares. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants.

         The Company has not granted any options under the 1993 Plan which are subject to stockholder approval of the proposed amendment of the 1993 Plan.

         As of April 25, 1997, options to purchase an aggregate of 407,814 shares of Common Stock have been granted under the 1993 Plan, including options to the named executive officers as follows: 38,780 shares to Wendell L. Batchelor, Chairman, President, Chief Executive Officer, and a nominee for director, at an average exercise price of $6.80, 38,780 shares to Keith W. Brown, Executive Vice President, Chief Financial Officer, Treasurer, Secretary, and a nominee for director, at an average exercise price of $6.93, 18,750 shares to Johnny R. Long, Executive Vice President and a nominee for director, at an average exercise price of $6.93, and 45,000 shares to Keith O. Holdbrooks, Executive Vice President and Chief Operating Officer, at an average exercise price of $6.93. As of April 25, 1997, options to purchase an aggregate of 141,310 shares have been granted under the 1993 Plan to all current executive officers as a group, no options had been granted under the 1993 Plan to directors who are not executive officers, and options to purchase an aggregate of 252,441 shares have been granted to all employees, including all current officers who are not executive officers, as a group.

         The closing price of the Company's Common Stock on April 25, 1997 was $10.25.



                                       11





         Options granted under the 1993 Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The Board of Directors may amend, suspend or terminate the 1993 Plan; provided, however, that the Board of Directors may not without stockholder approval increase the number of shares of Common Stock for which options may be granted, change the designation of the class of persons eligible to receive options, or make any other change in the 1993 Plan which requires stockholder approval under applicable law, rules, or regulations, including any approval requirement which is a prerequisite for exemptive relief under Rule 16b-3, as it may be amended from time to time.

Federal Income Tax Consequences of the 1993 Plan

         The following general discussion of the Federal income tax consequences of options granted under the 1993 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1993 Plan or of all the requirements which must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases, the changes may be retroactive. No information is provided as to state tax laws. The 1993 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of ERISA.

         Incentive Stock Options Under the 1993 Plan. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

         An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon the disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

         A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lesser of (a) the fair market value of the shares on the date of exercise, or (b) the amount actually realized over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. In the case of gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of fair market value of the shares on the date of exercise over the option exercise price.


                                       12




         Officers  and  directors  of the Company  generally  will be subject to
Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon the sale of shares of Common Stock. In the case of a disqualifying disposition of shares acquired pursuant to the exercise of an incentive stock option, the date on which the fair market value of the shares is determined will be postponed. The IRS regulations have not yet been amended to conform with the recently revised rules under Section 16(b). However, it is generally anticipated that the date of recognition (the "Recognition Date") will be the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. Despite these general rules, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

         In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially divested" are more complex and may depend upon whether the holder makes a Section 83(b) election as described above.

         The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Company reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

         Nonqualifying Stock Options Under the 1993 Plan. The recipient of a nonqualifying stock option under the 1993 Plan will not recognize any taxable income at the time the option is granted.

         Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short-term (depending on the holding period) gain or loss will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. If shares of Common Stock are used to pay the exercise price, in whole or in part, the option holder will recognize no gain or loss for Federal income tax purposes on the shares surrendered, and the tax consequences will be similar to the treatment that applies in the case of a disqualifying disposition of the shares. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will


                                       13




be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

         The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

Vote Required to amend the 1993 Plan.

         An affirmative vote by the holders of a majority of the outstanding Common Stock entitled to vote at the annual meeting is required to adopt the proposal to amend the 1993 Plan.

         The Board of Directors recommends that the stockholders vote "FOR" the proposed amendment to the 1993 Plan.





                                 PROPOSAL NO. 3
                   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
                     OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has approved and recommends to the Company's stockholders that they consider and approve the proposed amendment of the Company's Certificate of Incorporation to increase the number of authorized shares from 21,000,000 to 41,000,000 shares, of which 40,000,000 shares will be common stock, $.0001 par value ("Common Stock"); and 1,000,000 shares will be preferred stock, $.0001 par value ("Preferred Stock"). If the proposed amendment is approved by the Company's stockholders, the first paragraph of Article Fourth of the Company's Certificate of Incorporation, as amended, would read in its entirety as follows:

        "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 41,000,000, which shares shall be divided into two classes consisting of (i) 40,000,000 shares of common stock (with $.0001 par value per share) ("Common Stock"), and (ii) 1,000,000 shares of preferred stock (with $.0001 par value per share) ("Preferred Stock")."

         Pursuant to Delaware corporate law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purpose without prior stockholder approval, except as may be required for a particular transaction by such law, the Company's Certificate of Incorporation, or by the rules of the Nasdaq Stock Market, or any other stock exchange on which the Company's securities may then be listed.

         As of April 25, 1997, there were 15,439,301 shares of Common Stock outstanding. An aggregate of 838,263 shares of Common Stock are reserved for issuance upon exercise of options granted or to be granted under the Company's stock option plans (including an additional 500,000 shares to be reserved for issuance under the proposed amendment of the Company's


                                       14




1993 Stock Option Plan. See Proposal No. 2, "Proposal to Amend the Company's 1993 Stock Option Plan".)

         The Board of  Directors  believes  that the  proposed  increase  in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The proposed increase in the number of authorized shares of Common Stock will give the Company greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of stockholders. For example, the Board of Directors may deem it appropriate to make either a private or public offering of the Company's Common Stock in order to raise funds for working capital or other purposes, or the Common Stock may be issued to finance possible future acquisitions, or for distributions to the Company's stockholders in the event of a stock dividend or stock split or for distribution pursuant to employee benefit plans. However, the Company does not currently have any plans to pursue any of the foregoing, with the exception of an increase in the number of shares of Common Stock reserved for issuance under the Company's 1993 Stock Option Plan, as further discussed in Proposal No. 2, "Proposal to Amend the Company's 1993 Stock Option Plan."

         Stockholders of the Company do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

Possible Effects of the Proposal - Anti-Takeover Considerations

         If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding.

         The Company is presently authorized to issue 1,000,000 shares of Preferred Stock, $.0001 par value per share. No shares of the Preferred Stock of the Company have been issued, and the Company has no present intention to issue any such shares. The Board of Directors has the authority, without action by the stockholders, to create one or more series of Preferred Stock and determine the number of shares, designation, price, sinking fund terms, conversion, and voting rights with respect to any such series. The issuance of any such series of Preferred Stock could be used to render more difficult an unfriendly tender offer, proxy contest, merger, or other change in control of the Company.

         The authority of the Board of Directors to issue additional shares of Common Stock or shares of Preferred Stock could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Company.

         The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company, and the Company has no present intention or agreement to issue any additional shares of Common Stock, other than pursuant to employee benefit plans and outstanding options. Furthermore, the proposal to increase the number of authorized shares of


                                       15



Common Stock is not part of any plan by the Company to adopt a series of anti-takeover measures, and the Company has no present intention of soliciting a stockholder vote on any such measures or series of measures.

Vote Required to Amend the Certificate of Incorporation.

         An affirmative vote by the holders of a majority of the outstanding Common Stock entitled to vote at the annual meeting is required to adopt the proposal to increase the number of authorized shares of Common Stock.

         The Board of Directors recommends that the stockholders vote "FOR" the proposed amendment to the Certificate of Incorporation.


                              CERTAIN TRANSACTIONS

         In January 1993, the Corporation reincorporated as a Delaware corporation by merging its predecessor, an Alabama corporation also known as Southern Energy Homes, Inc. ("SEH Alabama"), into the Corporation. As the surviving corporation, the Corporation assumed all of the obligations of SEH Alabama.

         On June 8, 1989, Lee Capital Holdings, then a Massachusetts general partnership (now Lee Capital Holdings, LLC), and two of its employees (the "Lee Group"), acquired 60% of the outstanding capital stock of SEH Alabama in a leveraged buyout (the "Acquisition"). The Acquisition was effected through the purchase of the stock of SEH Alabama by a newly formed corporation, SEH Acquisition Corp., 60% of which was owned by the Lee Group and 40% of which was owned by certain stockholders and members of SEH Alabama's management group.

         In 1989, the Corporation entered into a Management Agreement pursuant to which Lee Capital Holdings received, until May 1996, $150,000 per year for management and other consulting services plus reimbursement for certain expenses. See "Compensation Committee Interlocks and Insider Participation."

         Since March 30, 1991, the Corporation has sold homes to a development company which has developed a residential subdivision in Gardendale, Alabama. This development company was until December, 1995 controlled by Wendell L. Batchelor and his brother-in-law, Clinton O. Holdbrooks. In December of 1995, Wendell L. Batchelor transferred his one-third interest in the development company to his two children, and Clinton O. Holdbrooks transferred his one-third interest in the development company to his two children, one of whom is Keith O. Holdbrooks, Executive Vice President and Chief Operating Officer of the Corporation. For the fiscal year ended January 3, 1997, sales to this development company were approximately $691,000. Transactions with the development company have been at prices and on terms no less favorable to the Corporation than transactions with independent third parties.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended January 3, 1997.


                                       16



         A representative of Arthur Andersen LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of Arthur Andersen LLP was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended January 3, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with, except as follows: Wendell L. Batchelor, Chairman, President, and Chief Executive Officer, filed a Form 5, Annual Statement of Beneficial Ownership of Securities ("Form 5"), on February 14, 1997 to report three transactions which should have been reported on two earlier Form 4s, Statement of Changes in Beneficial Ownership of Securities
("Form 4"); Keith W. Brown, Executive Vice President, Chief Financial Officer, Treasurer, Secretary, and a Director, filed a Form 5 on February 14, 1997 to report two transactions that should have been reported on an earlier Form 4; Keith O. Holdbrooks, Executive Vice President and Chief Operating Officer, filed a Form 3, Initial Statement of Beneficial Ownership, after the due date of such form; Jonathan O. Lee, a Director, filed a Form 5 on February 14, 1997 with respect to a transaction that should have been reported on an earlier Form 4; and Johnny R. Long, Executive Vice President and a Director, filed a Form 5 on February 14, 1997 with respect to a transaction that should have been reported on an earlier Form 4.


                DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1997 must be received at the Corporation's principal executive offices in Addison, Alabama on or before December 20, 1996. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                       17




                                  OTHER MATTERS

         Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                           INCORPORATION BY REFERENCE

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Comparative Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


                                   10-K REPORT

         THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO KEITH W. BROWN, SOUTHERN ENERGY HOMES, INC., HIGHWAY 41 NORTH, ADDISON, ALABAMA 35540.


                                 VOTING PROXIES

         The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors


                                          Keith W. Brown, Secretary

Addison, Alabama
May 12, 1997

                                       18